UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2020

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr.

McCarran, Nevada 89437

(Address of principal executive offices)

(775) 525-1936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	AQMS	Nasdaq Capital Market

Item 8.01 Other Information.

Aqua Metals Disclosure Channels to Disseminate Information

Aqua Metals’ investors and others should note that we announce material information to the public about our company, technology, licensing matters and other issues through a variety of means, including Aqua Metals’ website, press releases, SEC filings and social media, in order to achieve broad, non-exclusionary distribution of information to the public. We encourage our investors and others to review the information we make public in the locations below as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Interested in keeping up with Aqua Metals?

For more information on Aqua Metals and its products, please visit: https://www.aquametals.com/

For more information for Aqua Metals investors, please visit: https://ir.aquametals.com/

For the latest information from Aqua Metals, including press releases and presentations, please visit: https://ir.aquametals.com/news-events. Investors and other interested parties can subscribe to our press releases at the aforementioned address.

For additional information, please follow Aqua Metals’ Twitter, LinkedIn and YouTube accounts at: https://twitter.com/AquaMetalsInc (@aquamatalsinc), https://www.linkedin.com/company/aqua-metals-limited/ and https://www.youtube.com/channel/UCvxKNWcB69K0t7e337uQ8nQ respectively. Investors and other interested parties can subscribe to our feeds at the aforementioned addresses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: July 20, 2020	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer